                                                                    EXHIBIT 99.2

                          Independent Auditors' Report

The Board of Directors and members of RAG Australia Coal Pty Limited:

We have audited the accompanying consolidated statements of financial position of RAG Australia Coal Pty Limited and its controlled entities (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of financial performance and cash flows for each of the years in the three-year period ended December 31, 2003, all expressed in Australian dollars. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Australia and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RAG Australia Coal Pty Limited and its controlled entities as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in Australia.

Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 22 to the consolidated financial statements.

KPMG

Sydney, Australia
March 9, 2004

                                       F1

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES
                CONSOLIDATED STATEMENTS OF FINANCIAL PERFORMANCE

                                                  For the year ended December 31,
                                                 --------------------------------
                                                  2001         2002        2003
                                          Note   A$'000       A$000       A$'000
                                                 -------     -------      -------
Revenue from sale of coal                   2    379,498     369,155      370,131
Other revenues from ordinary activities     2    110,555       7,898        8,652
                                                 -------     -------      -------

Total revenue                               2    490,053     377,053      378,783

Cost of goods sold:
   - mining costs                               (163,740)   (172,288)    (211,017)
   - depreciation and amortisation               (44,038)    (36,820)     (44,961)
   - royalty costs                               (23,451)    (25,247)     (26,243)
Exploration and development costs
written off                                      (17,605)          -            -
Selling and distribution expenses                (50,178)    (45,714)     (54,435)
Administration expenses                           (8,858)    (11,684)     (12,511)
Borrowing costs                                  (15,732)    (12,746)      (9,852)
Other benefits/(expenses) from ordinary
activities*                                      (75,003)     22,293       46,286
Cost of assets disposed                          (52,961)          -            -
                                                 -------     -------      -------
PROFIT FROM ORDINARY ACTIVITIES BEFORE
RELATED INCOME TAX EXPENSE                  3     38,487      94,847       66,050

Income tax expense relating to ordinary
activities                                  5     21,877      24,928       19,627

                                                 -------     -------      -------

NET PROFIT                                        16,610      69,919       46,423
                                                 =======     =======      =======

* - This category includes foreign currency losses of $66,476,000 in 2001 and foreign currency gains of $23,589,000 in 2002 and $46,709,000 in 2003.

See accompanying notes to consolidated financial statements.

                                       F2

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                       For the year ended December 31,
                                       -------------------------------
                                            2002             2003
                               Note        A$'000           A$'000
                                          -------           -------
CURRENT ASSETS
Cash assets                      6        227,377           111,337
Receivables                      7         55,420            59,156
Inventories                      8         13,973            16,469
Current tax receivable           5              -            11,317
Other                            9          3,700            27,592
                                          -------           -------
TOTAL CURRENT ASSETS                      300,470           225,871
                                          -------           -------
NON-CURRENT ASSETS
Receivables                      7              -                 -
Other financial assets          10          1,801             1,801
Property, plant and equipment   11        163,161           201,624
Deferred tax assets              5         12,704             5,613
Other                            9            478               478
                                          -------           -------
TOTAL NON-CURRENT ASSETS                  178,144           209,516
                                          -------           -------
TOTAL ASSETS                              478,614           435,387
                                          -------           -------
CURRENT LIABILITIES
Payables                        12         53,612            44,418
Interest bearing liabilities    13         16,992            14,972
Current tax liabilities          5         21,256                 -
Provisions                      14         32,358             3,634
                                          -------           -------
TOTAL CURRENT LIABILITIES                 124,218            63,024
                                          -------           -------
NON-CURRENT LIABILITIES
Interest bearing liabilities    13        142,897            97,194
Deferred tax liabilities         5          2,882            18,517
Provisions                      14          1,275             2,887
                                          -------           -------
TOTAL NON-CURRENT LIABILITIES             147,054           118,598
                                          -------           -------
TOTAL LIABILITIES                         271,272           181,622
                                          -------           -------
NET ASSETS                                207,342           253,765
                                          =======           =======
EQUITY
Contributed equity              15         80,000            80,000
Retained profits                16        127,342           173,765
                                          -------           -------
TOTAL EQUITY                              207,342           253,765
                                          =======           =======

See accompanying notes to consolidated financial statements.

                                       F3

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        For the year ended December 31,
                                                        ------------------------------
                                                          2001       2002       2003
                                                 Note    A$'000     A$'000     A$'000
                                                        --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of operations                391,578    377,412    399,853
Cash payments in the course of operations               (305,932)  (255,190)  (363,381)
Dividends received                                           512          -        827
Interest received                                          8,203      6,802      5,161
Interest paid                                            (15,732)   (12,746)    (9,852)
Tax paid                                                 (21,518)   (12,987)   (29,534)
                                                        --------   --------   --------
NET CASH PROVIDED BY OPERATING ACTIVITIES       19(ii)    57,111    103,291      3,074
                                                        --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Cash payments for controlled entities (net of
cash acquired)                                                 -        (37)    (7,887)
Payments for property, plant and equipment               (14,763)   (27,152)   (60,595)
Proceeds from sale of non-current assets (net
of cash disposed)                                        101,342        123          -
Loans to other parties                                    (9,000)         -          -
Loans to related parties                                    (357)    (7,834)   (16,994)
Proceeds from capital refund                                 200          -          -
                                                        --------   --------   --------
NET CASH USED IN INVESTING ACTIVITIES                     77,422    (34,900)   (85,476)
                                                        --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of borrowings                                  (22,998)   (13,555)    (4,136)
Dividends paid                                              (155)      (900)   (18,000)
                                                        --------   --------   --------
NET CASH PROVIDED BY FINANCING
ACTIVITIES                                               (23,153)   (14,455)   (22,136)
                                                        --------   --------   --------
NET INCREASE/(DECREASE) IN CASH HELD                     111,380     53,936   (104,538)
CASH AT THE BEGINNING OF THE FINANCIAL YEAR               61,320    176,526    227,377
Effects of exchange rate fluctuations in
respect of funds held in foreign currencies                3,826     (3,085)   (11,502)
                                                        --------   --------   --------
CASH AT THE END OF THE FINANCIAL YEAR            19(i)   176,526    227,377    111,337
                                                        ========   ========   ========

See accompanying notes to consolidated financial statements.

                                       F4

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

         The significant policies which have been adopted in the preparation of this financial report are:

(a)      BASIS OF PREPARATION

         In the opinion of the Directors, RAG Australia Coal Pty Limited and its controlled entities ("the company") is not a reporting entity. The financial report of the consolidated entity has been drawn up as a special purpose financial report for distribution to the members and for the purpose of fulfilling the requirements of the Corporations Act 2001.

         The financial report has been prepared on the accrual basis of accounting as defined in AASB 1001, Accounting Policies, using the historical cost convention and going concern assumption. Except where stated, it does not take into account changing money values or current valuations of non-current assets. Except where stated, the accounting policies have been consistently applied.

         The financial report has been prepared in accordance with the requirements of the Corporations Act 2001, the recognition and measurement aspects of all applicable Accounting Standards, Urgent Issues Group Consensus Views and other authoritative pronouncements of the Australian Accounting Standards Board that have material effect. The financial report does not include the disclosure requirements of the following pronouncements having a material effect:

         -  AASB 1005 Segment reporting

         -  AASB 1008 Accounting for Leases

         -  AASB 1017 Related Party Disclosures

         -  AASB 1026 Statement of Cash Flows

         -  AASB 1028 Accounting for Employee Entitlements

         -  AASB 1033 Presentation and Disclosure of Financial Instruments

         -  AASB 1041 Revaluation of Non-current Assets

         -  AASB 1044 Provisions, Contingent Liabilities and Contingent Assets

(b)      PRINCIPLES OF CONSOLIDATION

         CONTROLLED ENTITIES

         The financial statements of controlled entities are included from the date control commences until the date control ceases.

         JOINT VENTURES

         A joint venture is either an entity or operation that is jointly controlled by the consolidated entity.

         Joint venture operation

         Interests in an unincorporated joint ventures are brought to account by including the proportionate share of the joint venture's assets, liabilities and expenses and the revenue from the sale of proportionate share of output on a line-by-line basis, from the date joint venture control commences to the date joint venture control ceases.

                                       F5

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)      PRINCIPLES OF CONSOLIDATION (CONTINUED)

         TRANSACTIONS ELIMINATED ON CONSOLIDATION

         Unrealised gains and losses and inter-entity balances resulting from transactions with or between controlled entities are eliminated in full on consolidation.

         Unrealised gains resulting from transactions with associates and joint ventures are eliminated to the extent of the consolidated entity's interest. Unrealised gains relating to associates and joint venture entities are eliminated against the carrying amount of the investment. Unrealised losses are eliminated in the same way as unrealised gains, unless they evidence a recoverable impairment.

(c)      REVENUE RECOGNITION

         Revenues are recognised at fair value of the consideration received net of the amount of goods and services tax (GST).

         SALE OF COAL

         Revenue from the sale of coal is recognised (net of returns, discounts and allowances) when control of the goods passes to the customer.

         INTEREST REVENUE

         Interest revenue is recognised as it accrues, taking into account the effective yield on the financial asset.

         SALE OF NON-CURRENT ASSETS

         The gross proceeds of non-current asset sales are included as revenue at the date control of the asset passes to the buyer, usually when an unconditional contract of sale is signed.

         The gain or loss on disposal is calculated as the difference between the carrying amount of the asset at the time of disposal and the net proceeds on disposal.

         RENTAL REVENUE

         Rental revenue is recognised as it accrues.

         DIVIDEND REVENUE

         Revenue from dividends from investments in other entities are recognised when received.

         OTHER REVENUE

         Revenue recognition policies for investments are described in Accounting Policy Note 1(m).

(d)      BORROWING COSTS

         Borrowing costs include interest. Borrowing costs are expensed as incurred unless they relate to qualifying assets. Qualifying assets are assets which generally take more than 12 months to get ready for their intended use or sale. In these circumstances, borrowing costs are capitalised to the cost of the assets.

                                       F6

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)      GOODS AND SERVICES TAX

         Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense.

         Receivables and payables are stated with the amount of GST included.

         The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the statement of financial position.

         Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

(f)      FOREIGN CURRENCY

         TRANSACTIONS

         Foreign currency transactions are translated to Australian currency at the rates of exchange ruling at the dates of the transactions. Amounts receivable and payable in foreign currencies at balance date are translated at the rates of exchange ruling on that date.

         Exchange differences relating to amounts payable and receivable in foreign currencies are brought to account as exchange gains or losses in the statement of financial performance in the financial year in which the exchange rates change.

         HEDGES

         Anticipated transactions

         Where hedge transactions are designated as a hedge of the anticipated purchase or sale of goods or services, or purchase of qualifying assets, gains and losses, on the hedge arising up to the date of the anticipated transaction, together with any costs or gains arising at the time of entering the hedge, are deferred and included in the measurement of the anticipated transaction when the transaction has occurred as designated. Any gains or losses on the hedge transaction after that date are included in the statement of financial performance.

         When the anticipated transaction is no longer expected to occur as designated the deferred gains and losses relating to the hedged transaction are recognised immediately in the statement of financial performance.

         Where a hedge transaction is terminated early and the anticipated transaction is still expected to occur as designated, the deferred gains and losses that arose on the hedge prior to its termination continue to be deferred and are included in the measurement of the purchase or sale when it occurs. Where a hedge transaction is terminated early because the anticipated transaction is no longer expected to occur as designated, deferred gains and losses that arose on the foreign currency hedge prior to its termination are included in the statement of financial performance for the period.

                                       F7

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(f)      FOREIGN CURRENCY (CONTINUED)

         Where a hedge is redesignated as a hedge of another transaction, gains and losses arising on the hedge prior to its redesignation are only deferred where the original anticipated transaction is still expected to occur as designated. When the original anticipated transaction is no longer expected to occur as designated, any gains or losses relating to the hedge instrument are included in the statement of financial performance for the period.

         Gains and losses that arise prior to and upon the maturity of transactions entered into under hedge rollover strategies are deferred and included in the measurement of the hedged anticipated transaction if the transaction is still expected to occur as designated. If the anticipated transaction is no longer expected to occur as designated, the gains and losses are recognised immediately in the statement of financial performance.

         Other hedges

         All other hedge transactions are initially recorded at the relevant rate at the date of the transaction. Hedges outstanding at balance date are valued at the rates ruling on that date and any gains or losses are brought to account in the statement of financial performance. Costs or gains arising at the time of entering into the hedge are deferred and amortised over the life of the hedge.

(g)      TAXATION

         The consolidated entity adopts the income statement liability method of tax effect accounting.

         Income tax expense is calculated on operating profit adjusted for permanent differences between taxable and accounting income. The tax effect of timing differences, which arise from items being brought to account in different periods for income tax and accounting purposes, is carried forward in the balance sheet as a future income tax benefit or a provision for deferred income tax.

         Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. Future income tax benefits relating to tax losses are only brought to account when their realisation is virtually certain. The tax effect of capital losses is not brought to recorded unless realisation is virtually certain.

(h)      ACQUISITION OF ASSETS

         All assets acquired including property, plant and equipment are initially recorded at their cost of acquisition at the date of acquisition, being the fair value of the consideration provided plus incidental costs directly attributable to the acquisition.

         Where settlement of any part of cash consideration is deferred, the amounts payable are recorded at their present value, discounted at the rate applicable to the company if similar borrowing were obtained from an independent financier under comparable terms and conditions.

         The costs of assets constructed or internally generated by the consolidated entity, other than goodwill, include the cost of materials and direct labour. Directly attributable overheads and other incidental costs are also capitalised to the asset. Borrowing costs are capitalised to qualifying assets as set out in Note 1(d)

         Expenditure other than research and development, is only recognised as an asset when the entity controls future economic benefits as a result of costs incurred, it is probable that those future economic benefits will eventuate, and costs can be measured reliably.

                                       F8

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h)      ACQUISITION OF ASSETS (CONTINUED)

         SUBSEQUENT ADDITIONAL COSTS

         Costs incurred on assets subsequent to initial acquisition are capitalised when it is probable that future economic benefits in excess of the originally assessed performance of the asset will flow to the company in future years. Costs that do not meet the criteria for capitalisation are expensed as incurred.

(i)      REVISIONS OF ACCOUNTING ESTIMATES

         Revisions to accounting estimates are recognised prospectively in current and future periods only.

(j)      CASH ASSETS

         Cash assets are carried at face value of the amounts deposited. The carrying amounts of cash assets approximate net fair value.

(k)      RECEIVABLES

         The collectability of debts is assessed at year-end and specific provision made for any doubtful accounts.

         TRADE DEBTORS

         Trade debtors to be settled within 60 days are carried at amounts due.

(l)      INVENTORIES

         Coal stocks are valued at the lower of average cost of production and net realisable value. Cost of production includes direct production costs and an appropriate allocation of fixed and variable overheads.

         Materials and supplies are carried at the lower of cost and net realisable value.

(m)      INVESTMENTS

         Investments in other unlisted entities are carried at the lower of cost and recoverable amount based on the underlying net assets of the company.

                                       F9

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)      LEASED ASSETS

         Leases of plant and equipment under which the company assumes substantially all of the risks and benefits of ownership are classified as finance leases. Other leases are classified as operating leases.

         FINANCE LEASES

         Finance leases are capitalised. A lease asset and a lease liability equal to the present value of the minimum lease payments are recorded at the inception of the lease.

         Lease liabilities are reduced by repayments of principal. The interest components of the lease payments are expensed. Contingent rentals are expensed as incurred. Capitalised lease assets are amortised on a straight-line basis over the term of the relevant lease, or where it is likely the group will obtain ownership of the asset, the life of the asset.

         OPERATING LEASES

         Payments made under operating leases are expensed on a straight-line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property.

(o)      RECOVERABLE AMOUNT OF NON-CURRENT ASSETS VALUED ON COST BASIS

         The carrying amounts of all non-current assets valued on cost basis other than exploration and evaluation expenditure carried forward (refer Note 1(q)), are reviewed to determine whether they are in excess of their recoverable amount at balance date. If the carrying amount of a non-current asset exceeds the recoverable amount, the asset is written down to the lower amount. The write-down is recognised as an expense in the net profit or loss in the reporting period in which it occurs.

         In assessing recoverable amounts of non-current assets the relevant cash flows have not been discounted to their present value, except where specifically stated. Except where specifically stated, non-current assets are recorded at the lower of cost and recoverable amount.

(p)      DEPRECIATION AND AMORTISATION

         Items of property, plant and equipment are initially recorded at cost and depreciated as outlined below.

         The cost of property, plant and equipment constructed by the company includes the cost of materials and direct labour. The proportion of overheads and other incidental costs directly attributable to its construction are also capitalised to the cost of property, plant and equipment.

         USEFUL LIVES

         Items of property, plant and equipment, including mining equipment under lease are depreciated using the straight-line method over their estimated useful lives. This takes into account production output so as to write-off the net cost of each asset over the shorter of its expected useful life or the production life of the mine at which the asset is sited.

         The depreciation rates used for mining property, plant and equipment appropriate 5% to 20%


                                      F10

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(p)      DEPRECIATION AND AMORTISATION (CONTINUED)

         Assets are depreciated or amortised from the date of acquisition or, in respect of internally constructed assets, from the time an asset is completed and held ready for use.

(q)      EXPLORATION, EVALUATION AND DEVELOPMENT EXPENDITURE

         Exploration, evaluation and development costs are accumulated in respect of each separate area of interest.

         Exploration and evaluation costs are carried forward where right of tenure of the area of interest is current and they are expected to be recouped through sale or successful development and exploitation of the area of interest, or, where evaluation and activities in the area of interest have not yet reached a stage that permits reasonable assessment of the existence of economically recoverable reserves.

         Development costs related to an area of interest are carried forward to the extent that they are expected to be recouped either through sale or successful exploitation of the area of interest.

         When an area of interest is abandoned or the directors decide that it is not commercial, any accumulated costs in respect of that area are written off in the financial period the decision is made. Each area of interest is also reviewed at the end of each accounting period and accumulated costs written off to the extent that they will not be recoverable in the future.

         Amortisation is not charged on costs carried forward in respect of areas of interest in the development phase until production commences. When production commences, carried forward evaluation and development costs are amortised on a units of production basis over the life of the economically recoverable reserves.

(r)      PAYABLES

         Liabilities are recognised for amounts to be paid in the future for goods or services received. Trade accounts payable are normally settled within 60 days.

(s)      EMPLOYEE ENTITLEMENTS

         WAGES, SALARIES, ANNUAL LEAVE

         Liabilities for employee benefits for wages, salaries (including non-monetary benefits), and annual leave to be settled within 12 months of the reporting date representing present obligations resulting from employees' services provided up to the reporting date, calculated at undiscounted amounts based on remuneration rates that the company expects to pay as at reporting date including related on-costs.

                                       F11

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(s)      EMPLOYEE ENTITLEMENTS (CONTINUED)

         LONG SERVICE LEAVE

         The liability for employees' entitlements to long service leave is only accrued for those employees not covered by the Coal Mining Industry Long Service Leave Fund and represents the present value of the estimated future cash outflows to be made by the employer resulting from employees' services provided up to balance date, including related on-costs.

         For those employees covered by the Coal Mining Industry Long Service Leave Fund no provision is recorded by the consolidated entity as the liability for payment of long service leave is reimbursed from the Coal Mining Industry (Long Service Leave) Fund. The consolidated entity accrues for all levy's charged by the Fund as incurred.

         SUPERANNUATION PLAN

         The Company contributes to several defined contribution superannuation plans. Contributions are charged against income as they are made.

(t)      PROVISIONS

         A provision is recognised when a legal or constructive obligation exists as a result of a past event and it is probable that an outflow of economic benefits will be required to settle the obligation, the timing or amount of which is uncertain.

         If the effect is material, provisions are determined by discounting the expected future cash flows (adjusted for expected future risks) required to settle the obligation at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability, being risk free rates on government bonds most closely matching the expected future payments, except where noted below. The unwinding of the discount is treated as part of the expense related to the particular provision.

         When some or all of the economic benefit required to settle a provision are expected to be recovered from a third party, the recovery will be received and is measured on a basis consistent with the measurement of the related provision.

         In the statement of financial performance, the expense recognised in respect of a provision is presented net of the recovery.

         In the statement of financial position, the provision is recognised net of the recovery receivable when the company:

         - has a legal recognised right to set-off the recovery receivable and the provision; and

         - intends to settle on a net basis, or to realise the asset and settle the provision simultaneously.

                                       F12

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1        STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t)      PROVISIONS (CONTINUED)

         RESTORATION

         Provisions are made for mine site rehabilitation and restoration on an incremental basis during the course of mine life. Provisions, which are determined on an undiscounted basis, include the following costs: reclamation, plant closure, waste site closure and monitoring activities. These costs have been determined on the basis of current costs, current legal requirements and current technology. Changes in estimates are dealt with on a prospective basis.

         Significant uncertainty exists as to the amount of restoration obligations which will be incurred due to the following factors:

         -  Uncertainty as to the remaining life of existing sites

         -  The impact of changes in environmental legislation.

         Assumptions have been made as to the remaining life of existing sites based on studies conducted by independent technical advisors. Such studies are conducted at least once in each three year period.

(u)      COMPARATIVE AMOUNTS

         Where necessary, comparative information has been reclassified to achieve consistency in disclosure with current financial year amounts and other disclosures.

2  REVENUE FROM ORDINARY ACTIVITIES

                                                   Consolidated
                                             -------------------------
                                              2001     2002     2003
                                             A$'000   A$'000   A$'000
                                             -------  -------  -------
   Revenue from sale of coal                 379,498  369,155  370,131
                                             -------  -------  -------
   OTHER REVENUES:
   From operating activities
   Interest received from:
      Other parties                            8,203    6,802    5,161
   Dividends                                     512        -      827
   Rental proceeds received                        -      478    2,392
   From outside operating activities
   Proceeds from sale of non-current assets  101,814      123        -
   Other                                          26      495      272
                                             -------  -------  -------
   Total other revenues                      110,555    7,898    8,652
                                             -------  -------  -------
   TOTAL REVENUE FROM ORDINARY ACTIVITIES    490,053  377,053  378,783
                                             =======  =======  =======

                                       F13

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3  PROFIT FROM ORDINARY ACTIVITIES BEFORE INCOME TAX     EXPENSE


                                                                                Consolidated
                                                                         -------------------------
                                                                          2001      2002     2003
                                                                         A$'000    A$'000   A$'000
                                                                         -------   ------   ------
(a) INDIVIDUALLY SIGNIFICANT ITEMS INCLUDED IN PROFIT FROM ORDINARY
    ACTIVITIES BEFORE INCOME TAX EXPENSE
    Net gain on sale of investments in joint venture operations and
    associated entities                                                  (48,730)       -        -
    Exploration and development costs written off                         17,605        -        -
    Property, plant and equipment written off                              7,728        -        -
(b) PROFIT FROM ORDINARY ACTIVITIES BEFORE INCOME TAX EXPENSE HAS BEEN
    ARRIVED AT AFTER CHARGING/(CREDITING) THE FOLLOWING ITEMS:
    Borrowing costs:
         Related parties                                                     601        -        -
         Other parties                                                    15,131   12,746    9,852
    Depreciation of property, plant and equipment                         44,038   36,820   44,961
    Amortisation:
         Deferred expenditure                                              1,809      521        -
    Net (profit)/loss on sale of property, plant and equipment              (123)     (94)     138
    Net foreign exchange loss/(gain)                                      66,476  (23,589) (46,709)
    Net expense for movements in provision for:
         Doubtful debts                                                     (134)     161     (108)
         Stock obsolescence                                                 (282)       -        -
         Restoration                                                         588      509      881
         Employee entitlements                                                69       18    3,238
         Land compensation                                                     -      103        -
         Contract losses on oxidised coal                                   (849)       -        -

                                       F14

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4    AUDITORS' REMUNERATION

                                                                  Consolidated
                                                           ---------------------------
                                                            2001       2002      2003
                                                             A$         A$        A$
                                                           -------   -------   -------
     AUDIT SERVICES
     Auditor of the company -KPMG
        Audit and review of the financial report for the
        Corporate entities                                  57,500    47,500   137,500
        Audit and review of the financial report for the
        unincorporated joint ventures                       65,000    67,000    36,500
                                                           -------   -------   -------
                                                           122,500   114,500   174,000
                                                           =======   =======   =======
     OTHER SERVICES:
     Auditor of the Company -KPMG
        Other assurance services                            62,000    91,753   262,709
        Taxation services                                  443,505   477,032   468,280
                                                           -------   -------   -------
                                                           505,505   568,785   730,989
                                                           =======   =======   =======

5   TAXATION

                                                                    Consolidated
                                                              ------------------------
                                                               2001     2002     2003
                                                              A$'000   A$'000   A$'000
                                                              ------   ------   ------
(a)  INCOME TAX EXPENSE
     Prima facie income tax expense calculated at 30% on
     the profit from ordinary activities:                     11,546   28,454   19,815
     Increase/(decrease) in income tax expense due to:

        Non-deductible mining rights depreciation              5,117    3,046    3,631
        Non deductible interest                                  543      157       30
        Non deductible exploration costs                       5,757        -        -
        Legal expenses                                            95       93        -
        Non deductible expense on acquisition of
          controlled entities                                      -        -      759
        Non-deductible tax assets disposed during the year     4,979        -        -
        Deductible losses on closing hedge contracts          (2,404)  (3,328)  (2,706)
        Non assessable profit on disposal of joint venture
          operations and associated entities                      88        -        -
        Recovery of deferred tax assets not previously
          brought to account                                       -        -   (1,452)
        Sundry items                                              (1)      10      (12)

     Income tax over provided in prior year                   (3,843)  (3,504)    (438)
                                                              ------   ------   ------
     Income tax expense                                       21,877   24,928   19,627
                                                              ======   ======   ======

                                       F15

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5    TAXATION (CONTINUED)

                                                                    Consolidated
                                                              ------------------------
                                                               2001     2002     2003
                                                              A$'000   A$'000   A$'000
                                                              ------   ------   ------
     Income tax expense attributable to operating profit
     is made up of:
     Current tax provision                                    27,517   23,252    2,373
     Deferred income tax provision                            (3,527)      86   11,777
     Future income tax benefit                                 1,730    5,094    5,915
     Over provision in prior year                             (3,843)  (3,504)    (438)
                                                            --------   ------   ------
     INCOME TAX EXPENSE                                       21,877   24,928   19,627
                                                            ========   ======   ======

                                                               Consolidated
                                                            ------------------
                                                             2002       2003
                                                            A$'000     A$'000
                                                            -------    -------
(b)  CURRENT TAX LIABILITIES/(ASSETS)

     PROVISION FOR CURRENT INCOME TAX

     Movements during the year were as follows:
     Balance at beginning of year                            15,770     21,256
     Income tax paid                                        (12,987)   (29,534)
     Current year's income tax expense on profit from
       ordinary activities                                   23,252      2,373
     Addition through acquisition of a controlled entity         --        971
     Over provision in prior year:
        Permanent differences                                (3,504)      (438)
        Timing differences                                   (1,275)    (5,945)
                                                            -------    -------
     Balance at end of year                                  21,256    (11,317)
                                                            =======    =======
(c)  DEFERRED TAX LIABILITIES

     PROVISION FOR DEFERRED INCOME TAX

     Provision for deferred income tax comprises the
     estimated expense at the applicable rate of 30%
     on the following items:
        Difference in depreciation and amortisation of
          property, plant and equipment for accounting and
          income tax purposes                                 2,321     12,922
        Unrealized currency differences                           -      5,595
        Expenditure currently deductible for tax but
          deferred and amortised for accounting purposes        561          -
                                                            -------    -------
                                                              2,882     18,517
                                                            =======    =======

                                       F16

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5    TAXATION (CONTINUED)

                                                             Consolidated
                                                            ---------------
                                                             2002     2003
                                                            A$'000   A$'000
                                                            ------   ------
(d)  DEFERRED TAX ASSETS

     FUTURE INCOME TAX BENEFIT

     Future income tax benefit comprises the estimated
       future benefit, at the applicable rate of 30% on
       the following items:
     Provision and accrued employee entitlements not
       currently deductible                                  4,943    5,455
     Unrealised currency differences                         7,539        -
     Sundry items                                              222      158
                                                            ------   ------
                                                            12,704    5,613
                                                            ======   ======
(e)  DIVIDEND FRANKING ACCOUNT

     30% franking credits available to shareholders of
     RAG Australia Coal Pty Limited and its Controlled
     Entities for subsequent financial years                44,172   17,074
                                                            ======   ======

     The above available amounts are based on the balance of the dividend franking account at year-end adjusted for:

     (a) franking credits/debits that will arise from the payment/receipt of the amount of the provision for income tax

     (b) franking debits that will arise from the payment of dividends recognised as a liability at the year-end

     (c) franking credits that will arise from the receipt of dividends recognised as receivables at the year-end

     (d) franking credits that the entity may be prevented from distributing in subsequent years.

     The ability to utilise the franking credits is dependent upon there being sufficient available profits to declare dividends.

                                       F17

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                  Consolidated
                                                                ----------------
                                                                 2002     2003
                                                                A$'000   A$'000
                                                                -------  -------
6    CASH ASSETS

     Cash at bank                                               227,377  111,337
                                                                =======  =======
     The weighted average interest rate on cash
     assets at 31 December 2003 is 4.2% (2002: 3.31%)

7    RECEIVABLES

     CURRENT
     Trade debtors                                               33,754   19,713
     Less: Provision for doubtful debts                            (351)    (243)
                                                                -------   ------
                                                                 33,403   19,470
                                                                -------   ------
     Other debtors                                                3,116   16,647
     Loan to related parties                                     18,901   23,039
                                                                -------   ------
                                                                 55,420   59,156
                                                                =======   ======
8    INVENTORIES

     CURRENT
     Raw materials and stores - at net realisable value           1,869    4,765
     Work in progress - at cost                                     750       43
     Finished goods - at cost                                    11,354   11,661
                                                                -------   ------
                                                                 13,973   16,469
                                                                =======   ======

                                       F18

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                   Consolidated
                                  ---------------
                                   2002     2003
                                  A$'000   A$'000
                                  ------   ------
9    OTHER ASSETS

     CURRENT
     Prepayments                   3,597    4,403
     Security deposits                 3        3
     Deferred expenditure            100    4,559
     Hedge receivable                  -   18,627
                                  ------   ------
                                   3,700   27,592
                                  ======   ======
     OTHER NON-CURRENT ASSETS
     Security deposits               478      478
                                  ======   ======
10   OTHER FINANCIAL ASSETS

     Other corporations
        Unlisted shares at cost    1,801    1,801
                                  ------   ------
                                   1,801    1,801
                                  ======   ======

                                                                  ORDINARY SHARE
                                                           CONSOLIDATED ENTITY INTEREST
                                                                 2002         2003
                                                                  %             %
                                                                 ----         ----
(a)  PARTICULARS IN RELATION TO CONTROLLED ENTITIES

     Name
     Parent entity
     RAG Australia Coal Pty Limited

     Controlled entities
     Ellensfield Pty Limited                                      100          100
     North Goonyella Coal Properties Pty Limited                  100          100
     RAG Trading Pacific Pty Limited                              100          100
     North Goonyella Coal Mines Pty Limited                         -          100
     North Goonyella Coal Mine Management Pty Limited               -          100
     Burton Coal Pty Limited                                      100          100
        Watonga Pty Limited                                       100          100
     Coal Developments (German Greek) Pty Limited                 100          100
        Mitterb Pty Limited                                         -          100

                                       F19

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10   OTHER FINANCIAL ASSETS (CONTINUED)

(b)  ACQUISITION OF ENTITIES

     On 16 January 2003, the consolidated entity purchased the remaining 40% in the North Goonyella Joint Venture and 100% of the share capital of North Goonyella Coal Mines Pty Limited.

     On 1 May 2002, the consolidated entity purchased 100% of the voting shares of RAG Trading Pacific Pty Limited.

     Details of the acquisitions are as follows:

                                          Consolidated
                                    -----------------------
                                     2001    2002     2003
                                    A$'000  A$'000   A$'000
                                    ------  ------   ------
Consideration                          -       591    8,565
Cash acquired                          -      (554)    (678)
                                     ----     ----  -------
Outflow/(Inflow) of cash               -        37    7,887
                                     ====     ====  =======
Fair value of net assets acquired:
     Property plant and equipment      -       115   22,691
     Receivables                       -         -   15,827
     Inventories                       -         -    1,451
     Cash assets                       -       554      678
     Deferred tax assets               -         -    1,325
     Other                             -         -    2,093
     Payables                          -       (78) (31,217)
     Current tax liabilities           -         -     (971)
     Deferred tax liabilities          -         -   (2,581)
     Provision for restoration         -         -     (731)
                                     ----     ----  -------
Consideration                          -       591    8,565
                                     ====     ====  =======

(c)  DISPOSAL OF ENTITIES

     On 1 January 2001 the consolidated entity disposed of its 22.83% share in the Capricorn Coal Developments Joint Venture and 33.47% interest in Jena unit trust.

                                       F20

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10   OTHER FINANCIAL ASSETS (CONTINUED)

     Details of the disposal are as follows (in aggregate):

                                                Consolidated
                                          -----------------------
                                           2001     2002    2003
                                          A$'000   A$'000  A$'000
                                          -------  ------  ------
Consideration (cash)                      101,659       -       -

Net assets of entities disposed of
   Cash                                       472       -       -
   Property plant and equipment            38,709       -       -
   Mining interests                         3,398       -       -
   Inventories                              4,930       -       -
   Trade and other debtors                  6,140       -       -
   Other receivables                          843       -       -
   Investments in unit trusts              19,089       -       -
   Unlisted shares at cost                    133       -       -
   Trade creditors                         (8,340)      -       -
   Interest bearing liabilities               (81)      -       -
   Conveyor lease liability                (2,728)      -       -
   Loan from associated trust                (825)      -       -
   Provisions                              (8,985)      -       -
   Other                                      174       -       -
                                          -------  ------  ------
                                           52,929       -       -
                                          -------  ------  ------
Profit on disposal                         48,730       -       -
                                          =======  ======  ======

11   PROPERTY, PLANT AND EQUIPMENT

                                              Consolidated
                                           ------------------
                                             2002      2003
                                            A$'000    A$'000
                                           -------   --------
Mining property, plant and equipment       236,914    299,953
Exploration and/or evaluation phase         17,285     26,235
Longwall set-up and development costs            -     17,591
Accumulated depreciation                   (91,038)  (142,155)
                                           -------   --------
Total property, plant and equipment
Net book value                             163,161    201,624
                                           =======   ========

     The ultimate recoupment of costs carried forward for exploratory and evaluation phases is dependent on the successful development and commercial exploitation or sale of the respective areas.

                                       F21

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                           Consolidated
                                        -----------------
                                         2002       2003
                                        A$'000     A$'000
                                        -------   -------
12   PAYABLES

     CURRENT
     Trade creditors                     42,616    40,050
     Other creditors and accruals        10,996     4,368
     Loans from controlled entities           -         -
                                        -------   -------
                                         53,612    44,418
                                        =======   =======
     NON-CURRENT
     Loans from controlled entities           -         -
                                        =======   =======
13   INTEREST BEARING LIABILITIES

     CURRENT

     Unsecured bank loans                16,992    14,972
                                        =======   =======
     NON-CURRENT
     Unsecured bank loans               142,897    97,194
                                        =======   =======
14   PROVISIONS

     CURRENT
     Employee entitlements                  293     3,531
     Hedge acquisition loss               9,019         -
     Provision for hedge book losses      4,943         -
     Provision for land compensation        103       103
     Provision for dividend              18,000         -
                                        -------   -------
                                         32,358     3,634
                                        =======   =======
     NON-CURRENT
     Provision for restoration            1,275     2,887
                                        =======   =======
15   CONTRIBUTED EQUITY

     ISSUED AND PAID-UP SHARE CAPITAL
     1,500 ordinary shares fully paid    15,000    15,000
     65,000,000 redeemable preferences
       shares, fully paid                65,000    65,000
                                        =======   =======
                                         80,000    80,000
                                        =======   =======




                                      F22

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15   CONTRIBUTED EQUITY (CONTINUED)

     REDEEMABLE PREFERENCE SHARES

     Dividends payable in respect of redeemable preference shares are determined by the Board in its absolute discretion.

     Each redeemable preference share entitles the holder to the same voting rights as ordinary share holders and may be redeemed at any time for the amount paid to the company as determined by a resolution of the directors of RAG Australia Coal Pty Limited.

     In the event of the winding up of the Company, each redeemable preference shares carries a right in priority to any other class of shares only as to the amount paid to the company on the issue of the redeemable preference share.

     ORDINARY SHARES

     Holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at shareholders' meetings.

     In the event of winding up of the Company, ordinary shares rank after all other shareholders and creditors and are fully entitled to any proceeds of liquidation.

16   RETAINED PROFITS

                                               Consolidated
                                         --------------------------
                                          2001     2002       2003
                                         A$'000   A$'000     A$'000
                                         ------   -------   -------
     Retained profits at beginning
       of the year                       49,992    66,447   127,342
     Net profit                          16,610    69,919    46,423
     Transfer from capital profits            -     9,876
     Dividends provided/paid               (155)  (18,900)        -
                                         ------   -------   -------
     Retained profits at the end
       of the year                       66,447   127,342   173,765
                                         ======   =======   =======

                                       F23

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

17   INTERESTS IN JOINT VENTURE OPERATIONS

     The consolidated entity holds a 95% interest in Burton Coal Joint venture and 100% of the North Goonyella Coal Mine. In the prior year the consolidated entity held a 60% interest in the North Goonyella Joint Venture.

     The purpose of the Joint Venture operations are to explore, investigate, evaluate, develop and exploit mining leases held in the Burton and North Goonyella regions of Queensland, Australia. Included in the assets and liabilities of the consolidated entity are the following items which represent the consolidated entity's interest in assets and liabilities employed in the joint ventures, recorded in accordance with the accounting policies described in Note 1(b) are:

                                     Consolidated
                                  ------------------
                                   2002       2003
                                  A$'000     A$'000
                                  -------    -------
CURRENT ASSETS
Cash assets                         2,444      5,832
Receivables                         3,133      4,217
Inventory                          13,972      8,788
Other                               3,134          -
                                  -------    -------
TOTAL CURRENT ASSETS               22,683     18,837
                                  -------    -------
NON-CURRENT ASSETS
Other financial assets              1,801      1,801
Property, plant and equipment     162,663    110,629
Other                                 235        222
                                  -------    -------
TOTAL NON-CURRENT ASSETS          164,699    112,652
                                  -------    -------
TOTAL ASSETS                      187,382    131,489
                                  =======    =======
CURRENT LIABILITIES
Payables                           49,204     23,876
Provisions                            136         78
                                  -------    -------
TOTAL CURRENT LIABILITIES          49,340     23,954
                                  -------    -------
NON-CURRENT LIABILITIES
Provisions                          1,275         78
                                  -------    -------
TOTAL NON-CURRENT LIABILITIES       1,275         78
                                  -------    -------
TOTAL LIABILITIES                  50,615     24,032
                                  =======    =======

Refer to Note 18 for details of commitments and contingent liabilities.

                                       F24

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

18   COMMITMENTS AND CONTINGENT LIABILITIES

     The Burton Coal and North Goonyella Joint Venture managers, on behalf of the Joint Venture partners, pay the levy imposed by the Coal Mining Industry (Long Service Leave) Payroll Levy Act 1992 and expects to be reimbursed in accordance with the Coal Mining Industry (Long Service Leave Funding) Act 1992 for long service leave payments made to eligible employees.

     The liability for payment of long service to employees and the expected right to reimbursement from the Coal Mining Industry (Long Service Leave) Fund are anticipated to be equal.

19   NOTES TO THE STATEMENTS OF CASH FLOWS

(i)  RECONCILIATION OF CASH

     For the purposes of the Statements of cash flows, cash includes cash on hand and at bank and short term deposits at call, net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the Statements of cash flows is reconciled to the related items in the balance sheets as follows:

              Consolidated
        -------------------------
         2001     2002     2003
        A$'000   A$'000   A$'000
        -------  -------  -------
Cash    176,526  227,377  111,337
        =======  =======  =======

                                       F25

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

19    NOTES TO THE STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                    Consolidated
                                                             -------------------------
                                                              2001      2002     2003
                                                             A$'000    A$'000   A$'000
                                                             -------   -------  ------
(ii)  RECONCILIATION OF OPERATING PROFIT/
      (LOSS) AFTER INCOME TAX TO NET
      CASH PROVIDED BY/(USED IN) OPERATING
      ACTIVITIES

      Operating profit after income tax                       16,610    69,919   46,423

      Add/(less) items classified as investing/
      financing activities:
      (Profit)/loss on sale of non-current assets            (48,853)      (94)     138
      Unrealised exchange loss/(gain)                         11,022   (11,468) (23,762)

      Add/(less) non-cash items:
      Exploration and development costs written off           17,605         -        -
      Property, plant and equipment written off                7,728         -        -
      Amortisation                                             1,809       521        -
      Depreciation                                            44,406    36,820   44,961
      Amounts set aside to provisions                         26,857       791    4,011
      Increase/(decrease) in income taxes payable              2,155     5,486  (32,633)
      Decrease/(increase) in deferred tax
      assets/liabilities                                      (1,797)    6,456   22,726
                                                             -------   -------  -------
      Net cash provided by operating activities before
      change in assets and liabilities                        77,542   108,431   61,864

      Change in assets and liabilities adjusted for effects
      of purchase of controlled entity's and joint venture
      interests during the financial year:
        (Increase)/Decrease in receivables                   (11,102)    8,021   16,337
        Decrease in inventories                                2,294     1,330    1,045
        (Increase) in other assets                            (3,207)     (154)  (3,172)
        Increase/(Decrease) in trade and other creditors       1,428         -        -
        Increase/(Decrease) in payables                            -    19,275  (40,411)
        (Decrease) in hedge acquisition loss                  (9,844)  (11,092)  (9,019)
        (Decrease) in hedge receivable                             -   (22,520) (23,570)
                                                             -------   -------  -------
        Net cash provided by operating activities             57,111   103,291    3,074
                                                             =======   =======  =======

                                       F26

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

20   DIVIDENDS

     Dividends recognised by the Company are:

                                         Per share    Total Amount                     Percentage
                                             $             $         Date of Payment     Franked
                                         ---------    ------------   ---------------   ----------
2003
- 2002  Final  -  Ordinary  dividend
  declared and provided December 2002      12,000      18,000,000   18 December 2003      100%

2002
- 2002 Interim - Ordinary dividend
  declared and paid                           600         900,000        15 May 2002      100%

2001
- 2000 Final - Ordinary shares            103.135         154,702    9 November 2001      100%

21   EVENTS SUBSEQUENT TO BALANCE DATE

     There has not arisen in the interval between the end of the financial year and the date of this report, any item, transaction or event of a material and unusual nature likely, in the opinion of the directors of the Company, to affect significantly the operations of the consolidated entity, the results of those operations, or the state of affairs of the consolidated entity in future financial years.

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES

     The consolidated financial report is prepared in accordance with accounting principles generally accepted in Australia (Australian GAAP). Certain significant differences exist between Australian GAAP and accounting principles generally accepted in the United States of America (U.S. GAAP). The significant differences between Australian GAAP and U.S. GAAP as they relate to the Company are presented throughout this note.

                                       F27

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     The following table includes a statement of financial performance prepared in accordance with Australian GAAP, but presented in a U.S. GAAP format:

                                           Consolidated
                                         -----------------
                                          2002       2003
                                          A$000     A$000
                                         -------   -------
NET SALES                                369,155   370,131
                                         -------   -------

Costs and expenses:
Cost of sales                            197,535   237,260
Depreciation and amortisation             36,820    44,961
Selling, marketing and distribution       45,714    54,435
General and administrative                12,980    12,934
Foreign exchange gains                   (23,589)  (46,709)
                                         -------   -------
TOTAL COSTS AND EXPENSES                 269,460   302,881
                                         -------   -------
OPERATING INCOME                          99,695    67,250
                                         -------   -------

Other revenues                            (1,096)   (3,491)
Interest expense                          12,746     9,852
Interest income                           (6,802)   (5,161)
                                         -------   -------
OTHER INCOME AND EXPENSES                  4,848     1,200
                                         -------   -------
PROFIT BEFORE INCOME TAXES                94,847    66,050
Income tax expense                        24,928    19,627
                                         -------   -------
NET PROFIT                                69,919    46,423
                                         =======   =======

                                       F28

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

                                                          Consolidated
                                                         --------------
                                                          2002    2003
                                                  Note   A$000   A$000
                                                 ------  ------  ------
RECONCILIATION OF NET PROFIT TO U.S. GAAP
Australian GAAP net profit reported in
statement of financial performance                       69,919  46,423

Adjustments required to comply with U.S. GAAP:
Exploration, evaluation and development costs     22(a)  (3,356) (4,214)
Deferred costs                                    22(b)       -  (7,052)
Provision for restoration                         22(c)       -    (706)
Depreciation of non-current assets                22(d)   3,858   3,274
Tax effect of U.S. GAAP adjustments                        (151)  2,609
                                                         ------  ------
NET PROFIT UNDER U.S. GAAP                               70,270  40,334
                                                         ------  ------

STATEMENT OF COMPREHENSIVE INCOME

Comprehensive income equals net profit under U.S. GAAP for each of the years ended December 31, 2002 and 2003.

                                       F29

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     U.S. GAAP EARNINGS PER SHARE

     Basic earnings per share is computed by dividing profit available to ordinary shareholders by the weighted average number of ordinary shares outstanding for the reporting period. Under U.S. GAAP, diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary stock were exercised or converted into ordinary stock. The Company has no dilutive shares.

                                                 SHARES
                                               ------------
                                               2002    2003
                                               ----    ----
Weighted average number of shares on
which earnings per share Calculations
are based:
Basic and diluted                             1,500   1,500
                                              -----   -----

                                                 2002                          2003
                                        --------------------------     ------------------------
                                        A$ 000'S     DOLLARS/SHARE     A$ 000'S   DOLLARS/SHARE
                                        --------     -------------     --------   -------------
EARNINGS PER SHARE:
Earnings per ordinary share -
basic and diluted
Net profit                               70,270          46,847         40,334       26,889
                                        --------     -------------     --------   -------------

                                                                    2002     2003
                                                            NOTE   A$'000   A$'000
                                                            -----  -------  -------
RECONCILIATION OF SHAREHOLDER'S EQUITY TO U.S. GAAP

Australian GAAP shareholder's equity per
  statement of financial position                                  207,342  253,765
Cumulative adjustments required to comply with U.S. GAAP:
Exploration, evaluation and development costs               22(a)   (7,467) (11,681)
Deferred costs                                              22(b)        -   (7,052)
Provision for restoration                                   22(c)        -     (706)
Depreciation of non-current assets                          22(d)    3,858    7,132
Redeemable preference shares                                22(e)  (65,000) (65,000)
Tax effect of U.S. GAAP adjustments                                  1,082    3,691
                                                                   -------  -------
SHAREHOLDER'S EQUITY UNDER U.S. GAAP                               139,815  180,149
                                                                   -------  -------

                                       F30

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (a)  Exploration, evaluation and development costs

          Under Australian GAAP, exploration, evaluation and development costs are accumulated in respect of each separate area of interest. Exploration and evaluation costs are deferred where right of tenure of the area of interest is current and they are expected to be recouped through sale or successful development and exploitation of the area of interest, or, where evaluation and activities in the area of interest have not yet reached a stage that permits reasonable assessment of the existence of economically recoverable reserves. Development costs related to an area of interest are deferred to the extent they are expected to be recouped either through sale or successful exploitation of the area of interest.

          When an area of interest is abandoned or the directors decide that it is not commercial, any accumulated costs in respect to that area are written off in the financial period the decision is made. Each area of interest is also reviewed at the end of each accounting period and accumulated costs written off to the extent they will not be recoverable in the future.

          Under U.S. GAAP, exploration and evaluation costs are expensed as incurred. Development costs incurred to develop coal mines or to expand the capacity of operating mines are capitalised. All other development costs are charged to operating costs as incurred.

     (b)  Deferred costs

          Under Australian GAAP, all costs incurred in relation to setting up existing longwall equipment is deferred and amortised on a unit of production basis over the relevant longwall panel. These costs include surveying prospective panels and physically moving the longwall equipment.

          Under U.S. GAAP, such costs are expensed as incurred, unless they relate to the initial set-up of new longwall equipment. RAG have not incurred any costs associated with set-up of new longwall equipment in respect of the two years ended December 31, 2003.

                                       F31

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (c)  Provision for restoration

          Under Australian GAAP, provisions are recorded for mine site rehabilitation on an incremental basis during the course of mine life. Provisions, which are determined on an undiscounted basis, include the following costs: reclamation, plant closure, waste site closure and monitoring activities. These costs have been determined on the basis of current costs, current legal requirements and current technology. Changes in estimates are dealt with on a prospective basis.

          Significant uncertainty exists as to the amount of restoration obligations which will be incurred due to the following factors: (a) uncertainty as to the remaining life of existing sites; and (b) the impact of changes in environmental legislation.

          Assumptions are made as to the remaining life of existing sites based on studies conducted by independent technical advisors. Such studies are conducted at least once in each three-year period.

          This policy was consistent in most major respects with the requirements under U.S. GAAP until June 2001 when the Financial Accounting Standards Board (FASB) issued SFAS No. 143 "Accounting for Asset Retirement Obligations" (SFAS No. 143).

          SFAS No. 143 requires an enterprise to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that results from the acquisition, construction, development or normal use of the assets. The enterprise should also record a corresponding increase to the carrying amount of the related long-lived asset (i.e., the associated asset retirement costs) and depreciate that cost over the life of the asset. The liability is adjusted each period to reflect the passage of time (i.e., accretion expense) and changes in the estimated future cash flows underlying the initial fair value measurement. Because of the extensive use of estimates, many enterprises will record a gain or loss when they settle the obligation.

          This Statement is effective for fiscal years beginning after June 15, 2002 (effective January 1, 2003 for RAG Australia Coal).

          On initial adoption of SFAS No. 143, RAG Australia Coal recorded a cumulative loss of $2,265,000, net of increased depreciation and accretion expenses, increased the carrying amount of mining property and equipment by $5,637,000 and increased the provision for restoration by $7,902,000.

          In accordance with U.S. GAAP for the year ended December 31, 2003, RAG Australia Coal recorded depreciation and accretion charges associated with restoration provisions of $656,000 and $1,095,000 compared to the $3,310,000 expense recorded under Australian GAAP.

          Under Australian GAAP, a component of the restoration provisions is recorded against accumulated depreciation. Under U.S. GAAP, this provision would be reclassified into non-current liabilities. No adjustment to equity would result from this reclassification.

                                       F32

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (d)  Depreciation of non-current assets

          Under Australian GAAP, items of property, plant and equipment, including mining equipment under lease are depreciated using the straight-line method over their estimated useful lives. This takes into account production output so as to write-off the net cost of each asset over the shorter of its expected useful life or the production life of the mine at which the asset is sited. This is consistent in most major respects with U.S. GAAP.

          Under Australian GAAP, deferred exploration, evaluation and development costs are capitalised (refer Note 22 (a)) and depreciated on a units of production basis over the life of the economically recoverable reserves from the point at which production commences.

          Under U.S. GAAP, these costs are expensed as incurred. Accordingly, the annual depreciation charge recorded under Australian GAAP is reduced for U.S. GAAP to the extent that the underlying assets are written-off in Note 22 (a).

     (e)  Redeemable preference shares

          As disclosed in Note 15 of the Consolidated Financial Statements each redeemable preference share entitles the holder to the same voting rights as ordinary share holders and may be redeemed at any time for the amount paid to the Company as determined by a resolution of the directors of RAG Australia Coal Pty Limited. In the event of the winding up of the Company, each redeemable preference share carries a right in priority to any other class of shares only as to the amount paid to the Company on the issue of the redeemable preference share. Dividends payable in respect of redeemable preference shares are determined by the Board in its absolute discretion.

          Under Australian GAAP these shares are classified as contributed equity.

          For U.S. GAAP purposes, this amount has been reclassified to debt in the statement of financial position on the basis that the shares are redeemable in cash only and cannot be converted to ordinary shares under any circumstance and carry preferential rights on winding-up.


                                       F33

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (f)  Deferred income taxes

          Deferred income taxes are accounted for under the liability method for Australian GAAP purposes, which is equivalent in most major respects to U.S. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

          Under U.S. GAAP, all deferred tax assets and liabilities are required to be recognised on the Statement of Financial Position, and a valuation allowance recorded against any deferred tax assets to the extent it is not 'more likely than not' that they will be realised. Under Australian GAAP, deferred tax assets related to temporary differences are brought to account when it is assured 'beyond a reasonable doubt' and tax losses carried forward must past a 'virtually certain' threshold.

          The definition of 'more likely than not' is a level of likelihood that is more than 50 percent, which is considered a lesser recognition threshold than the 'virtually certain' criterion. Deferred tax assets of $2,296,000 carried forward have been recognized for U.S. GAAP purposes the year ended December 31, 2003, which have not been recognized for Australian GAAP. As a full valuation allowance would be recorded against these assets for U.S. GAAP purposes as the realization of the deferred tax assets is not considered more likely than not.

          Under Australian GAAP, deferred taxes are not recorded on the fair value of intangible assets and property, plant and equipment acquired through a business combination. Under U.S. GAAP, deferred tax assets and liabilities are recognized on acquisition, based on the difference between the fair value and tax value of assets acquired and liabilities assumed. The recognition of deferred tax assets and liabilities on acquisition is adjusted against the carrying value of goodwill recognized on acquisition. This differing accounting treatment did not give rise to any equity or income adjustments for the consolidated entity during the two years ended December 31, 2003.

     (g)  Acquired mineral tenements

          Under Australian GAAP, the cost of mining rights and reserves acquired under a business combination or asset purchase are capitalised as 'exploration, evaluation and development expenditure' and amortised on a units of production basis.

          Under U.S. GAAP, these costs would be classified as either 'Land and Coal Interests' or "Leased Coal Interests' (i.e., other intangible asset) and amortised on a consistent basis with Australian GAAP. This reclassification does not impact either shareholder's equity or the Statement of Financial Performance.

          The potential impairment of these assets has been considered in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" and no adjustment has been recorded against the carrying value of these assets to comply with U.S. GAAP.

                                       F34

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (h)  Sale of non-current assets

          Under Australian GAAP, proceeds from the sale of non-current assets are recorded as other revenues from ordinary activities and the basis of the assets sold is included in expenses. Under U.S. GAAP, the difference between the sales proceeds and the cost basis of the assets sold is presented as a net gain or loss and included in the determination of operating income.

     (i)  Recently issued U.S. accounting pronouncements

          In June 2001 the FASB issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Intangible Assets". Statement No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001 and also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill. Statement No. 142 will require that goodwill no longer be amortized, but instead tested for impairment at least annually. Statement No. 142 will also require recognized intangible assets to be amortized over their respective estimated useful lives and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (Statement No. 144.) Any recognized intangible asset determined to have an indefinite useful life will not be amortized, but instead tested for impairment in accordance with Statement No. 142 until its life is determined to no longer be indefinite.

          The provisions of Statement No. 141 are applicable to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001, or later. The Company is required to adopt the provisions of Statement No. 142 on January 1, 2002. Retroactive application of Statements No. 141 and No. 142 is not permitted. However, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a business combination completed after June 30, 2001 will not be amortized. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized until June 30, 2002.

          The adoption of Statement No. 141 did not have a material impact on the Company's consolidated financial statements under U.S. GAAP. The Company implemented Statement No. 142 on January 1, 2002. The Company determined that the value of acquired mineral tenements was not impaired as of January 1, 2002 or subsequently.


                                       F35

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (i)  Recently issued U.S. accounting pronouncements (continued)

          In August 2001 the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement No. 144 addresses financial accounting and reporting for the impairment of long lived assets and will supersede (a) Statement of Financial Accounting Standards No. 121 with respect to the accounting for the impairment or disposal of long lived assets and (b) Accounting Principles Board Opinion No. 30 (APB Opinion No. 30) for the disposal of a segment of a business. Statement No. 144 retains the requirements of Statement No. 121 to (a) recognize an impairment loss if the carrying amount of a long lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset.

          Statement No. 144 also requires that a long lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin off be considered held and used until the asset is disposed of, exchanged or distributed.

          Statement No. 144 retains the basic provisions of APB Opinion No. 30 for the presentation of discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. A component of an entity that is classified as held for sale or that has been disposed of is presented as a discontinued operations if the operations and cash flows of the component will be (or have been) eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations of the component. In addition, discontinued operations are no longer measured on a net realizable value basis, and future operating losses are no longer recognized before they occur.

          The Company implemented Statement No. 144 on January 1, 2002. This statement did not have a material impact on the Company's results or financial position on the date of adoption.

          In April 2002 the FASB issued Statement of Financial Accounting Standards No.145, "Rescission of FASB Statements No.4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." As a result of the rescission of Statement No.4, the loss on extinguishment of debt recognized in the year ended June 30, 2002 is no longer presented as an extraordinary item upon the adoption of Statement No.145, which is effective from July 1, 2002.

          In July 2002 the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Statement No. 146 is based on the general principle that a liability for a cost associated with an exit or disposal activity should be recorded when it is incurred and initially measured at fair value. Statement No. 146 applies to costs associated with (1) an exit activity that does not involve an entity newly acquired in a business combination, or (2) a disposal activity within the scope of Statement No. 144. These costs include certain termination benefits, costs to terminate a contract that is not a capital lease, and other associated costs to consolidate facilities or relocate employees. This statement did not have a material impact on the Company's consolidated results or financial position on the date of adoption.

                                       F36

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (i)  Recently issued U.S. accounting pronouncements (continued)

          In October 2002, the FASB issued Statement of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions." The adoption of Statement No. 147 did not have a material impact on the Company's results or financial position under U.S. GAAP.

          In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure an amendment of Statement No. 123." This Statement amends Statement No. 123, "Accounting for Stock Based Compensation," to provide alternative methods of voluntarily transitioning to the fair value-based method of accounting for stock-based employee compensation. Statement No. 148 also amends the disclosure requirements of Statement No. 123 to require more prominent disclosure of the method used to account for stock-based employee compensation and the effect of the method on reported results in both annual and interim Financial statements. The disclosure provisions are effective for the Company from January 1, 2002. The adoption of Statement No. 148 did not have a material impact on the Company's consolidated results or financial position under U.S. GAAP.

          In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. This Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of this Interpretation are applicable to guarantees issued or modified after December 31, 2002 and have not had a material effect on the Company's financial statements. The adoption of this interpretation has not resulted in any additional disclosure as the Company has not provided any guarantees of indebtedness to others.

          In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." This Interpretation requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. In October 2003, the FASB postponed the applicability of Interpretation 4b to many variable interest entities. This Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For companies with a variable interest in a variable interest entity created before February 1, 2003, this Interpretation, as amended, applies no later than the beginning of the first interim or annual reporting period ending after December 15, 2003. This Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Company will consolidate or disclose information about variable interest entities when the Interpretation becomes effective. This Interpretation did not have a material impact on the Company's consolidated results or financial position on the date of adoption.

                                       F37

           RAG AUSTRALIA COAL PTY LIMITED AND ITS CONTROLLED ENTITIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

22   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES DISCLOSURES
     (CONTINUED)

     (i)  Recently issued U.S. accounting pronouncements (continued)

          In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement requires contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. Statement No. 149 amends certain other existing pronouncements.

          This Statement is effective for contracts entered into or modified after June 30, 2003, except for hedging relationship designated after June 30, 2003. The provisions of this Statement that relate to Statement No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of Statement No. 149 did not have a material impact on the Company's consolidated results or financial position under U.S. GAAP.

          In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments (presently classified as equity) that embody obligations for the issuer. Generally, this statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We do not expect the adoption of this standard to have a material impact on the Company's consolidated results or financial position under U.S. GAAP.

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